                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          SCHICK TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [SCHICK LOGO]

                                                                 August 10, 1998

Dear Fellow Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Schick Technologies, Inc., to be held on Thursday, September 10, 1998, beginning at 5:00 p.m. at Yip's Food Court, located on the first floor of our building at 31-00 47th Avenue, Long Island City, New York.

     Information about the meeting and the various matters on which the stockholders will vote is included in the Notice of Meeting and Proxy Statement which follow. Also included is a Proxy Card and postage-paid return envelope. Please sign, date and mail the enclosed Proxy Card in the return envelope provided, as promptly as possible, whether or not you plan to attend the meeting.

     I look forward to personally greeting you at the meeting.

                                          Sincerely,

                                         /s/ David B. Schick

                                          DAVID B. SCHICK
                                          President and CEO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 10, 1998

               TO THE STOCKHOLDERS OF SCHICK TECHNOLOGIES, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Schick Technologies, Inc. (the "Company") will be held on Thursday, September 10, 1998 at 5:00 p.m., New York time, at Yip's Food Court, located at 31-00 47th Avenue, Long Island City, New York, for the following purposes:

     1. To elect two directors to serve for three-year terms or until their respective successors are elected and qualified;

     2. To approve an amendment to the Company's 1996 Employee Stock Option Plan to increase the number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable thereunder from 470,400 to 1,000,000;

     3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 31, 1999; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of Common Stock as of the close of business on July 20, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.
        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT
       YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE
        ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE,
             WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.
            IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO
                      AT ANY TIME BEFORE IT IS EXERCISED.

                                          By Order of the Board of Directors,

                                          /s/ Zvi N. Raskin
                                          ZVI N. RASKIN
                                          Secretary

Long Island City, New York
August 10, 1998

                                 [SCHICK LOGO]

                               31-00 47(TH)AVENUE
                        LONG ISLAND CITY, NEW YORK 11101
                                 (718) 937-5765
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 10, 1998

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Schick Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on September 10, 1998, at 5:00 p.m., New York time, at Yip's Food Court, at 31-00 47th Avenue, Long Island City, New York, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about August 10, 1998.

     Only stockholders of record of the common stock, par value $0.01 per share, of the Company (the "Common Stock") at the close of business on July 20, 1998 will be entitled to vote at the Annual Meeting. As of that date, a total of 9,992,566 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

     Shares of the Company's Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by a stockholder. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR approval of the amendment of the 1996 Employee Stock Option Plan and FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy's authority, by submitting a duly elected proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

     If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter. The two nominees for director receiving the highest number of votes at the Annual Meeting will be elected. With respect to any other proposal, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval.

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is composed of six members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Jonathan Singer and Howard Wasserman D.D.S. are the directors in the class whose term expires at the Annual Meeting. Mr. Singer is not seeking reelection. The Board of Directors has nominated Messrs. Wasserman and Fred Levine for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Mark I. Bane, Esq. and Euval S. Barrekette, Ph.D. serve in the class whose term expires in 1999, and David B. Schick and Allen Schick, Ph.D. serve in the class whose term expires in 2000. Upon the expiration of the term of a class of directors, the members of such class will be elected for three-year terms at the annual meeting of stockholders held in the year in which such term expires.

     The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. Wasserman and Levine, unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

     Information concerning the nominees and incumbent directors whose terms will continue after the Annual Meeting is set forth below.

Howard Wasserman, D.D.S.
(Nominee with new term expiring
in 2001).........................    Age 41, has served as a Director of the
                                     Company since May 1996 and has been a
                                     medical advisor to the Company since 1992.
                                     Since 1983, Dr. Wasserman has been a
                                     practicing dentist in New York City. Dr.
                                     Wasserman has been a member of the American
                                     Academy of Periodontology since 1981, and a member of the American Dental Association since 1977. Dr. Wasserman has served as a Director of Live Wire Enterprises, a manufacturer of electroluminescent wire systems, since 1996. Dr. Wasserman holds a D.D.S. degree from the Columbia University
                                     School of Dentistry.

Fred Levine
(Nominee with new term expiring
in 2001).........................    Age 35, has served as the Company's Vice
                                     President of Sales and Marketing since
                                     December 1997 and was the Director of Sales and Marketing from August 1995 to December
                                     1997. Mr. Levine was employed at American
                                     Express Travel Services from 1987 to 1995 in various capacities, including Director of Product Development and Sales. Mr.
                                     Levine holds a B.S. degree in Computer
                                     Science from Brooklyn College.

Mark I. Bane, Esq.
(Term expires in 1999)...........    Age 38, has served as a Director of the
                                     Company since January 1995. From July 1993 to the present, Mr. Bane has been a partner at the New York City law firm of Kelley
                                     Drye & Warren LLP. From April 1989 to July
                                     1993, Mr. Bane was an associate at Kelley
                                     Drye & Warren LLP. Mr. Bane is admitted to practice law before the Bars of the State of New York, the United States District
                                     Courts for the Southern and Eastern
                                     Districts of New York and the District of Connecti-cut. Mr. Bane holds a J.D. degree from New
                                     York University School of Law.

Euval Barrekette, Ph.D.
(Term expires in 1999)...........    Age 67, has served as a Director of the
                                     Company since April 1992. Dr. Barrekette is a licensed Professional Engineer in New
                                     York State. Since 1986 Dr. Barrekette has been a consulting engineer and physicist.
                                     From 1984 to 1986 Dr. Barrekette was Group
                                     Director of Optical Technologies of the IBM
                                     Large Systems Group. From 1960 to 1984 Dr.
                                     Barrekette was employed at IBM's T.J.
                                     Watson Research Center in various
                                     capacities, including Assistant Director of
                                     Applied Research, Assistant Director of
                                     Computer Science, Manager of Input/Output
                                     Technologies and Manager of Optics and
                                     Electronics. Dr. Barrekette holds an A.B.
                                     degree from Columbia College, a B.S. degree from Columbia University School of
                                     Engineering, an M.S. degree from its
                                     Institute of Flight Structures and a Ph.D.
                                     from the Columbia University Graduate
                                     Faculties. Dr. Barrekette is a fellow of the American Society of Civil Engineers, a
                                     Senior Member of the Institute of
                                     Electronic & Electrical Engineers and a
                                     member of the National Society of
                                     Professional Engineers, The New York State
                                     Society of Professional Engineers, The
                                     Optical Society of America and The New York
                                     Academy of Science. Dr. Barrekette is the uncle of David B. Schick and the brother-in-law of Dr. Allen Schick.

David B. Schick
(Term expires in 2000)...........    Age 38, is a founder of the Company and,
                                     since its inception in April 1992, has
                                     served as the Company's President, Chief
                                     Executive Officer and Chairman of the Board of Directors. From September 1991 to April
                                     1992 Mr. Schick was employed by Philips
                                     N.V. Laboratories, where he served as a
                                     consulting engineer designing
                                     high-definition television equipment. From
                                     February 1987 to August 1991, Mr. Schick was employed as a senior engineer at Cox and Company, an engineering firm in New
                                     York City. From January 1985 to January
                                     1987, Mr. Schick was employed as an
                                     electrical engineer at Grumman Aerospace
                                     Co. Mr. Schick holds a B.S. degree in
                                     electrical engineering from the University of Pennsylvania's Moore School of
                                     Engineering. Mr. Schick is the son of Dr.
                                     Allen Schick and the nephew of Dr.
                                     Barrekette.

Allen Schick, Ph.D.
(Term expires in 2000)...........    Age 63, has served as a Director of the
                                     Company since April 1992. Since 1981, Dr.
                                     Schick has been a professor at the
                                     University of Maryland and since 1988 has been a Visiting Fellow at the Brookings
                                     Institution. Dr. Schick holds a Ph.D.
                                     degree from Yale University. Dr. Schick is
                                     David B. Schick's father and the
                                     brother-in-law of Dr. Barrekette.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
           MESSRS. WASSERMAN AND LEVINE AS DIRECTORS OF THE COMPANY.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 1998, the Board of Directors held ten meetings. Each Director holding office during the year attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which he served. The Board of Directors has an Audit Committee and an Executive Compensation Committee, which are described below. The Company does not have a Nominating Committee.

     The Audit Committee consists of at least two directors, none of whom may be an employee of the Company. The Audit Committee has oversight responsibility relating to the Company's accounting practices, internal financial controls and financial reporting, including the engagement of independent accountants and the planning, scope, timing and cost of any audit as well as review of the independent accountant's report on the financial statements following completion of each such audit. In addition, the Audit Committee is responsible for the development and implementation of policies, procedures and other matters relating to business integrity, ethics and conflicts of interest. The members of the Audit Committee are Messrs. Bane and Barrekette. The Audit Committee held one meeting during fiscal 1998.

     The Executive Compensation Committee consists of at least two directors, a majority of whom may not be employees of the Company. The Executive Compensation Committee has oversight responsibility relating to the Company's employee benefit and compensation plans, including compensation of the executive officers and administering and making awards under the 1996 Employee Stock Option Plan. The Executive Compensation Committee is also responsible for the development and implementation of policies, procedures and other matters relating to the hiring and retention of management and for reviewing, monitoring and recommending (for approval by the Board of Directors) plans with respect to succession of the chief executive officer. The members of the Executive Compensation Committee are Messrs. Bane and Wasserman. The Compensation Committee held two meetings during fiscal 1998.

COMPENSATION OF DIRECTORS

     Directors who are also employees of the Company are not separately compensated for any services they provide as directors. In fiscal 1998, following the closing of the Company's initial public offering in July 1997, each non-employee director of the Company received $500 for each meeting of the Board of Directors attended, $300 for each committee meeting attended, and an annual retainer of $1,200. The Company may pay such fees in Common Stock. In addition, non-employee directors are entitled to receive annual grants of stock options under the Company's Directors Stock Option Plan.

  Executive Officers

     The following table shows the names and ages of all executive officers of the Company, the positions and offices held by such person and the period during which each person served as an officer. The term of office of each person is generally not fixed since each person serves at the discretion of the Board of Directors of the Company.

                                                                                         OFFICER
NAME                                     AGE    POSITION                                  SINCE
----                                     ---    --------                                 -------
David B. Schick........................  38     Chairman of the Board, Chief Executive      1992
                                                Officer and President
Jonathan Singer........................  33     Vice President of Engineering, and          1992
                                                Director
Zvi N. Raskin, Esq. ...................  35     Secretary and General Counsel               1992
Fred Levine............................  35     Vice President of Sales and Marketing       1997
Avi Itzhakov...........................  40     Vice President of Operations                1998

     The business experience of each of the executive officers who is not a nominee for Director or a Director whose term of office will continue after the Annual Meeting is set forth below.

     JONATHAN SINGER is a founder of the Company and, from its inception in April 1992 to December 1996, was the Company's Director of Engineering. Mr. Singer, a Director of the Company since January 1995, has served as the Company's Vice President of Engineering since December 1996. From February 1991 to July 1992, Mr. Singer was employed as a mechanical engineer by Cox and Company. He holds a B.S. degree in Mechanical Engineering from the Massachusetts Institute of Technology and an M.S. degree from the University of Pennsylvania.

     ZVI N. RASKIN, ESQ., has served as Secretary of the Company since April 1992 and as General Counsel of the Company since September 1995. From April 1992 to May 1996, Mr. Raskin was a Director of the Company. Mr. Raskin is admitted to practice law before the Bars of the State of New York, the United States District Courts for the Southern and Eastern Districts of New York and the United States Court of Appeals for the Second Circuit. From 1992 to 1995, Mr. Raskin was a senior associate at the New York law firm of Townley & Updike. From 1990 to 1992, Mr. Raskin was an associate at the New York law firm of Dornbush Mandelstam & Silverman. Mr. Raskin holds a J.D. degree from Yale Law School.

     AVI ITZHAKOV has served as the Company's Vice President of Operations since March 1998. From 1994 to November 1997, Mr. Itzhakov was employed at Sabert Corporation where he held the position of Director of Engineering and Operations. Mr. Itzhakov holds a B.S. degree in Industrial Engineering from Fairleigh Dickinson University and an M.S. degree in Engineering Management from the New Jersey Institute of Technology.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation received for the fiscal years ended March 31, 1997 and 1998 by the Company's chief executive officer and each of the current and former executive officers of the Company whose total salary and other compensation exceeded $100,000 (the "Named Executives") for services rendered in all capacities (including service as a director of the Company) during the year ended March 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                                   -------------
                                           ANNUAL COMPENSATION      SECURITIES
                                FISCAL    ---------------------     UNDERLYING          ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR     SALARY($)    BONUS($)    OPTIONS(#)(1)    COMPENSATION($)(2)
 ---------------------------    ------    ---------    --------    -------------    ------------------
David B. Schick...............   1998     $143,385     $39,692         3,267             $ 4,569
Chairman of the Board,           1997      140,308       5,890         5,715               2,000
Chief Executive Officer
and President
Fred Levine...................   1998      137,318      23,826         1,000               4,031
Vice President, Sales            1997      105,846      42,353(3)         --               1,500
and Marketing
David B. Spector, C.P.A. .....   1998      103,385      10,000         5,000              63,799
Former Chief                     1997      102,769       6,386            --               1,331
Financial Officer
Jonathan Singer...............   1998      109,423          --         2,027               1,812
Vice President, Engineering      1997       90,569       5,993         6,373               1,188
and Director
Zvi N. Raskin, Esq............   1998       99,539      25,000         2,343               3,113
General Counsel and              1997       84,000       5,365            --               1,100
Secretary
Daniel Neugroschl.............   1998      109,423          --         2,043               1,812
Former Vice President,           1997       75,069       6,796         5,791               1,188
Advanced Research and
External Business Development

---------------
(1) Represents options to purchase shares of Common Stock granted during fiscal 1997 and 1998, pursuant to the Company's 1996 Employee Stock Option Plan.

(2) Reflects amounts contributed by the Company in the form of matching contributions to the Named Executive's Savings Plan account during fiscal 1997 and 1998, except that the compensation to Mr. Spector in 1998 also reflects a payment by the Company to him in the amount of $60,738 in connection with Mr. Spector's resignation as Chief Financial Officer on February 20, 1998.

(3) Includes a commission of $36,579 received by Mr. Levine in fiscal 1997 in connection with certain sales targets that were met or exceeded.

STOCK OPTION GRANTS

     The following table sets forth information regarding grants of options to purchase Common Stock made by the Company during the year ended March 31, 1998 to each of the Named Executives.

                          OPTION GRANTS IN FISCAL 1998

                                             INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                            ---------------------------------------------------       VALUE AT ASSUMED
                                          PERCENT OF                                   ANNUAL RATES OF
                            NUMBER OF    TOTAL OPTIONS                                   STOCK PRICE
                            SECURITIES    GRANTED TO                                  APPRECIATION FOR
                            UNDERLYING   EMPLOYEES IN    EXERCISE                      OPTION TERM(2)
                             OPTIONS        FISCAL         PRICE     EXPIRATION   -------------------------
NAME                        GRANTED(#)      1998(1)      ($/SHARE)      DATE       (0%)     (5%)     (10%)
----                        ----------   -------------   ---------   ----------   ------   ------   -------
David B. Schick...........     3267           3.3%        $22.97      7/8/2002        --   12,019    34,818
Fred Levine...............     1000           1.0%         20.88      7/8/2007        --   13,131    33,277
David B. Spector..........     5000           5.1%         20.91     2/19/2008    15,450   86,207   192,214
Jonathan Singer...........     2027           2.1%         20.88      7/8/2007        --   26,617    67,453
Zvi N. Raskin.............     2343           2.4%         20.88      7/8/2007        --   30,767    77,969
Daniel Neugroschl.........     2043           2.1%         20.88     7/16/2007        --   26,827    67,986

---------------
(1) The Company granted employees options to purchase a total of 97,902 shares of Common Stock in fiscal 1998.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (0%, 5% and 10%) on the Common Stock over the term of the options. These assumptions are based on rules promulgated by the Securities and Exchange Commission (the "Commission") and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information regarding the exercise of stock options during fiscal 1998 and the number and value of unexercised options held at March 31, 1998 by each Named Executive.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                     AND FISCAL 1998 YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             "IN-THE-MONEY"
                          SHARES                             OPTIONS AT                     OPTIONS AT
                        ACQUIRED ON       VALUE            MARCH 31, 1998                 MARCH 31, 1998
         NAME           EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
         ----           -----------    -----------    -------------------------    ----------------------------
David B. Schick.......      --             --            5,715(2)/3267                   104,927/8,266
Fred Levine...........      --             --              42,000/15,000(3)              995,820/336,560
David B. Spector......      --             --               5,000/0                       22,950/0
Jonathan Singer.......      --             --               6,373/2,027(4)               117,008/9,365
Daniel Neugroschl.....      --             --               5,790/2,043(5)               106,323/9,439
Zvi N. Raskin.........      --             --                   0/2,343                        0/10,825

---------------
(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $25.50 per share, the closing price per share on March 31, 1998, and the exercise price of the option, multiplied by the applicable number of options.

(2) The fiscal 1997 stock option grant of 5715 stock options to Mr. Schick is a time-vesting option. Twenty-five percent of such option vested on July 22, 1997 and an additional 25% vested on July 22, 1998. An additional 25% vests on July 22 of each of 1999 and 2000. The stock option was exercisable upon grant.

(3) Includes options to purchase 56,000 shares of Common Stock at an exercise price of $1.79 a share granted to Mr. Levine in fiscal 1996 in connection with Mr. Levine's commencement of employment with the Company, of which 42,000 are vested. Currently unvested options to purchase the remaining 14,000 shares will vest and become exercisable on December 31, 1998. Such options expire on December 31, 2000.

(4) The fiscal 1997 stock option grant of 6,373 stock options to Mr. Singer is a time-vesting option. Twenty-five percent of such option vested on July 22, 1997 and an additional 25% vested on July 22 1998. An additional 25% vests on July 22 of each of 1999 and 2000. The stock option was exercisable upon grant.

(5) The fiscal 1997 stock option grant of 5,790 stock options to Mr. Neugroschl is a time-vesting option. Twenty-five percent of such option vested on July 22, 1997 and an additional 25% vests on July 22 of each of 1998, 1999 and 2000. The stock option was exercisable upon grant.

                        EXECUTIVE COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those acts.

     Compensation Philosophy: The Company does business in a highly competitive and dynamic industry. The Company's continued success in such an environment depends, in large part, on its ability to attract and retain talented senior executives. The Company must provide executives with long- and short-term incentives to maximize corporate performance, and reward successful efforts to do so. As a result, the Committee's compensation policies are designed to:

          (i) Provide a competitive level of compensation to attract and retain talented management;

          (ii) Reward senior executives for corporate performance;

          (iii) Align the interests of senior executives with the Company's stockholders in order to maximize stockholder value;

          (iv) Motivate executive officers to achieve the Company's business objectives; and

          (v) Reward individual performance.

     To achieve these compensation objectives, the Committee has developed compensation packages for senior executive officers consisting of base salary, a bonus arrangement and awards of stock options.

     Base Salary. The Company seeks to pay competitive salaries to executive officers commensurate with their qualifications, duties and responsibilities. In conducting annual salary reviews, the Committee considers each individual executive officer's achievements during the prior fiscal year in meeting the Company's financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance.

     Bonuses. The Committee believes that performance bonuses are a key link between executive pay and stockholder value.

     Option Grants. The Committee believes that equity ownership by executive officers provides incentive to build stockholder value and aligns the interests of officers with the stockholders. The Committee typically recommends or awards an option grant upon hiring executive officers or within one year of their date of hire, subject to a four-year vesting schedule. After the initial stock option grant, the Committee considers additional grants, usually on a semi-annual basis, under the 1996 Employee Stock Option Plan. Options are granted at the current market price for the Company's Common Stock and, consequently, have value only if the price of the Common Stock increases over the exercise price for the period during which the option is exercisable. The size of the initial grant is usually determined with reference to the seniority of the officer, the contribution the officer is expected to make to the Company and comparable equity compensation offered by others in the industry. In determining the size of the periodic grants, the Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive's performance during the year and his or her expected contributions in the succeeding year. The Committee believes that periodic option grants provide incentives for executive officers to remain with the Company.

     Modification Of Compensation Policies. The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on tax deductions for compensation in excess of $1,000,000 paid to the Company's executive officers. The Compensation Committee has analyzed the impact of this change in the tax law on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company has not and would not have been significant and has decided for the present not to modify the compensation policies of the Company based on such changes in the tax law. In the event that a material amount of compensation might potentially not be deductible, it will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

     Chief Executive Officer Compensation. The Committee reviews the performance of the Chief Executive Officer, and other executive officers of the Company, at least annually. In July 1997, the Committee conducted a review of Mr. Schick's compensation. The Committee considered salary data for other comparable companies and the Company's earnings and financial position in comparison to preceding years. Based upon this review and Mr. Schick's performance as C.E.O., the Committee recommended to the Board, and the Board approved, an increase in Mr. Schick's base annual compensation from $120,000 to $160,000. The Committee also determined that it would grant a bonus of $40,000 to Mr. Schick.

                                          Mark I. Bane, Esq.
                                          Howard Wasserman, D.D.S.

                                          Members of the Executive
                                          Compensation Committee

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. The members of the Executive Compensation Committee are Messrs. Bane and Wasserman. No executive officer of the Company served as a member of the Executive Compensation Committee or as a director of any other entity, one of whose executive officers served on the Executive Compensation Committee or as a director of the Company. No person who served as a member of the Executive Compensation Committee was a party to any material transaction set forth under "Certain Transactions," except for Mr. Bane, a partner at the law firm of Kelley Drye & Warren, which rendered services to the Company in the fiscal year ended March 31, 1998.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative stockholder return on its Common Stock with the return on the Russell 2000 Index and the Dow Jones Advanced Technology Medical Devices Index from July 1, 1997 (the first trading day for the Company's Common Stock) through March 31, 1998, the end of the Company's fiscal year. The graph assumes investments of $100 on July 1, 1997 in the Company's Common Stock, the Russell 2000 Index and the Dow Jones Advanced Technology Medical Devices Index and assumes the reinvestment of all dividends.

                     COMPARE CUMULATIVE TOTAL RETURN AMONG
     SCHICK TECHNOLOGIES INC, DOW JONES GROUP INDEX AND RUSSELL 2000 INDEX

        MEASUREMENT PERIOD               SCHICK            DJ ADVANCED
      (FISCAL YEAR COVERED)         TECHNOLOGIES INC     MEDICAL DEVICES    RUSSELL 2000 INDEX
7/1/97                                   100.00              100.00               100.00
9/30/97                                   85.23              112.94               114.86
12/31/97                                  88.35              109.39               111.02
3/31/98                                  115.91              119.43               122.18

---------------
Assumes $100 Invested on July 1, 1997
Assumes Dividend Reinvested
Fiscal Year Ending March 31, 1998

                              CERTAIN TRANSACTIONS

     Kelley Drye & Warren, of which Mr. Bane is a partner, rendered legal services to the Company in the fiscal year ended March 31, 1998.

     In July 1997, the Company loaned its President, who is a principal stockholder, $200,000. Such loan bore interest at an annual rate of 8% and was due and payable on June 15, 1998. The loan, along with accrued but unpaid interest in the amount of $1,000, was repaid in August 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 20, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and nominee, (iii) each Named Executive of the Company and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                NUMBER OF SHARES

                                                                              PERCENTAGE OF
                                                              BENEFICIALLY     OUTSTANDING
                                                                OWNED(1)         SHARES
                                                              ------------    -------------
David B. Schick(2)..........................................   2,164,831(3)       21.7%
Fred Levine(2)..............................................      94,034(4)          *
Daniel Neugroschl(5)........................................     289,357(6)        2.9%
Mark I. Bane(7).............................................     297,500(8)        3.0%
Zvi N. Raskin(2)............................................      35,386(9)          *
Jonathan Singer(2)..........................................     324,099(10)       3.2%
David B. Spector, C.P.A.(11)................................      25,500(12)         *
Euval S. Barrekette(13).....................................     115,440           1.1%
Allen Schick(14)............................................     518,824(15)       5.2%
Howard Wasserman(16)........................................     136,000(17)       1.3%
Avi Itzhakov(2).............................................       1,250(18)         *
All executive Officers and Directors as a group.............   4,008,821

---------------
 *  Less than 1%

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "Commission"), and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of July 20, 1998 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

 (2) Such person's business address is c/o Schick Technologies, Inc., 31-00 47th Avenue, Long Island City, New York 11101.

 (3) Consists of 2,159,116 shares held jointly by Mr. Schick and his wife, 5,715 shares issuable upon the exercise of stock options granted to Mr. Schick in July 1996, 25% of which vested on July 22, 1997, 25% of which vested on July 22, 1998, and 25% which will vest on July 22 of each of 1999 and 2000. The stock option was exercisable upon grant. Also included are 816 shares issuable upon the exercise of stock options granted to Mr. Schick in July 1997 pursuant to the 1996 Employee Stock Option Plan.

 (4) Includes 392 shares issuable upon the exercise of warrants issued to Mr. Levine in October 1996, 42,000 shares issuable upon the exercise of options granted to Mr. Levine in January 1996 and 250 shares issuable upon the exercise of options granted to Mr. Levine in July 1997 pursuant to the 1996 Employee Stock Option Plan.

 (5) Mr. Neugroschl's address is 208 East Broadway, New York, New York 10002.

 (6) Consists of 287,400 shares held jointly by Mr. Neugroschl and his wife, 1,447 shares issuable upon the exercise of stock options granted to Mr. Neugroschl in July, 1996 and 510 shares issuable upon the exercise of stock options granted to Mr. Neugroschl in July 1997; both such grants were made to Mr. Neugroschl pursuant to the 1996 Employee Stock Option Plan.

 (7) Mr. Bane's business address is c/o Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178.

 (8) Consists of 1500 shares owned jointly by Mr. Bane and his wife, and 296,000 shares owned by Mr. Bane's wife. Mr. Bane disclaims beneficial ownership of his wife's shares.

 (9) Consists of 34,800 shares held jointly by Mr. Raskin and his wife and 586 shares issuable upon the exercise of stock options granted to Mr. Raskin in July 1997 pursuant to the 1996 Employee Stock Option Plan.

(10) Consists of 322,000 shares held jointly by Mr. Singer and his wife, 1,593 shares issuable upon the exercise of stock options granted to Mr. Singer in July 1996 and 506 shares issuable upon the exercise of stock options granted to Mr. Singer in July 1997; both such grants were made to Mr. Singer pursuant to the 1996 Employee Stock Option Plan.

(11) Mr. Spector's address is 18 Temple Place, Passaic, New Jersey 07055.

(12) Consists of 20,500 shares held jointly by Mr. Spector and his wife and 5,000 non-statutory stock options granted to Mr. Spector in February 1998 under the 1996 Employee Stock Option Plan.

(13) Dr. Barrekette's address is 90 Riverside Drive, New York, New York 10024.

(14) Dr. Schick's address is 1222 Woodside Parkway, Silver Spring, Maryland
     20910.

(15) Consists of 474,024 shares held jointly by Dr. Schick and his wife and 44,800 shares held by Dr. Schick as custodian for the minor children of David Schick. Dr. Schick disclaims beneficial ownership of such 44,800 shares.

(16) Dr. Wasserman's address is 141-19 73rd Avenue, Flushing, New York 11367.

(17) Consists of 108,000 shares owned by Dr. Wasserman's wife and 28,000 shares held by Dr. Wasserman as custodian for his minor children. Dr. Wasserman disclaims beneficial ownership of all such shares.

(18) Consists of 1250 shares issuable upon the exercise of stock options granted to Mr. Itzhakov in March 1998 under the 1996 Employee Stock Option Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission. Such executive officers and directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with, except that one report with respect to a transaction by Mr. Spector, a former officer of the Company, was not timely filed.

                                 PROPOSAL TWO:

                            APPROVAL OF AMENDMENT TO
                        1996 EMPLOYEE STOCK OPTION PLAN

     The second item to be acted upon at the meeting is a proposal to approve an amendment to the Company's 1996 Employee Stock Option Plan (the "Plan") to increase the number of shares of Common Stock issuable under the Plan from 470,400 to 1,000,000 (the "Amendment"). Otherwise, the Plan would remain unchanged.

     The Plan, which was adopted by the Board of Directors and approved by the shareholders of the Company in April 1996, provides for the grant to officers, directors and employees of the Company and consultants, advisors and independent contractors of the Company of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are non-qualified for federal income tax purposes. The purpose of the Plan is to attract, retain and reward officers, employees and others providing services to the Company, and any successor corporation thereto and any present or future parent and/or subsidiary corporations of such corporation, and to motivate such persons to contribute to the growth and profitability of the Company in the future. The total number of shares of Common Stock for which options may be granted pursuant to the 1996 Employee Stock Option Plan originally adopted was 470,400, subject to certain adjustments reflecting changes in the Company's capitalization, of which 255,141 were granted and outstanding as of the date of this Proxy Statement. The 1996 Employee Stock Option Plan must be administered by the Board of Directors and/or by a duly appointed committee thereof and is currently administered by its Executive Compensation Committee. The Executive Compensation Committee determines, among other things, which officers, employees, directors, consultants, advisors and contractors will receive options under the plan, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, vesting, the number of shares subject to each option, and, subject to certain conditions discussed below, the exercise price of the option and duration of the options. Members of the Executive Compensation Committee are not eligible to receive options under the Plan. To date, the entire Board of Directors has also approved each grant under the Plan.

     The exercise price of incentive stock options is determined by the Executive Compensation Committee, but may not be less than the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the 1996 Employee Stock Option Plan who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of the Common Stock on the date of grant and the term of such option may not exceed five years from the date of grant.

     The exercise price of non-qualified stock options is determined by the Executive Compensation Committee on the date of grant, but may not be less than 85% of the fair market value of the Common Stock on the date of grant, and the term of such option may not exceed ten years from the date of grant.

     Payment of the exercise price may be made by cash, check or cash equivalent, by tender of shares of Common Stock then owned by the optionee, by a recourse promissory note in a form approved by the Company, by the assignment of the proceeds of the sale of some or all of the shares of Common Stock being acquired upon the exercise of an option or by any combination of the foregoing. Options may be granted which do not permit all of the foregoing forms of payment. Options granted pursuant to the 1996 Employee Stock Option Plan are not transferable, except by will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the option is exercisable only by the optionee.

     The Board of Directors has the right at any time and from time to time to terminate or amend the 1996 Employee Stock Option Plan or any option without the consent of the Company's shareholder or optionees; provided, that no such action may adversely affect options previously granted without the optionee's consent, and provided further that no such action, without the approval of the stockholders of the Company, may increase the total number of shares of Common Stock which may be purchased pursuant to options under the 1996 Employee Stock Option Plan or expand the class of persons eligible to receive grants of options under the Plan. The expiration date of the 1996 Employee Stock Option Plan, after which no option may be granted thereunder, is April 22, 2006.

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

     Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, for a grant which is not exempt under such Section. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

     Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state tax obligations.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                AMENDMENT TO THE 1996 EMPLOYEE STOCK OPTION PLAN

                                PROPOSAL THREE:

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending March 31, 1999. A proposal to ratify the appointment of PricewaterhouseCoopers LLP will be presented at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. If the appointment of PricewaterhouseCoopers LLP is not approved by the stockholders, the Board of Directors is not obligated to appoint other accountants, but the Board of Directors will give consideration to such unfavorable vote.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
          RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
                AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                            SOLICITATION OF PROXIES

     The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

                     PROPOSALS FOR THE 1999 ANNUAL MEETING

     Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 1999 Annual Meeting of Stockholders and to be included in the Company's proxy statement must be received at the Company's executive office at 31-00 47th Avenue, Long Island City, New York 11101, no later than the close of business on April 12, 1999. Proposals should be sent to the attention of the Secretary. Pursuant to the Company's By-laws, in order for business to be properly brought before an annual meeting of stockholders by a Stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting not less than ninety days prior to the date of such meeting; provided, however, that if less than ninety days' notice or prior public disclosure of the date of such meeting is given to stockholders or made, the stockholder must give such written notice no later than the close of business on the tenth (10th) day following the day on which notice or public disclosure of the date of such meeting is given or made. Each such notice should be sent to the attention of the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's By-laws.

                                    GENERAL

     The Company's Annual Report for the fiscal year ended March 31, 1998 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

     The information set forth in this Proxy Statement under the caption "Executive Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly incorporates such information by reference, and (ii) "soliciting material" or to be "filed" with the SEC.

                                          By Order of the Board of Directors

                                          /s/ Zvi N. Raskin
                                          ZVI N. RASKIN
                                          Secretary

                            SCHICK TECHNOLOGIES, INC.

                                      PROXY
                         Annual Meeting of Stockholders
                               September 10, 1998

                 (Solicited On Behalf Of The Board Of Directors)

The undersigned stockholder of Schick Technologies, Inc. hereby constitutes and appoints David B. Schick and Zvi N. Raskin, and each and any of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Schick Technologies, Inc. to be held at Yip's Food Court, at 31-00 47th Avenue, Long Island City, New York, on Thursday, September 10, 1998 at 5:00 p.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR EACH OF THE FOLLOWING PROPOSALS.

                  (Continued and to be signed on reverse side)






                                                              SEE REVERSE
                                                                 SIDE

[X]  Please mark your votes as in this
     example


                                      FOR
                           both nominees listed below          WITHHOLD
                          (except as indicated to the          AUTHORITY
                                 contrary below)       to vote for both nominees
1.Election of two                    [  ]                        [ ]
  directors nomi-
  nated by the
  Board of Directors.



Nominees:      Howard Wasserman D.D.S. and
               Mr. Fred Levine.


(INSTRUCTION: To withhold authority to vote for either nominee, write such nominee's name in the space provided below.)



                                                       FOR   AGAINST  ABSTAIN
2.    Proposal to amend the 1996 Employee Stock
      Option Plan described in the Proxy Statement     [ ]     [ ]      [ ]
      accompanying the Notice of Annual Meeting of Stockholders.

3.    Proposal to ratify the selection of
      PricewaterhouseCoopers LLP as the Company's      [ ]     [ ]      [ ]
      independent accountants for the fiscal year ending March 31, 1999.

4. In their discretion, upon such other matters as may come properly before the meeting.

      Said attorneys and proxies, or their
      substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given.
      Any proxy heretofore given is hereby
      revoked.

      Receipt is acknowledged of the Notice of Annual Meeting of Stockholders, the Proxy
      Statement accompanying such Notice and the Annual Report to stockholders for the fiscal year ended March 31, 1998.



SIGNATURE(S) _______________________________________________ DATE _____, 1998

NOTE: If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.